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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement, to be filed on or around April 24, 2002 for the possible issuance of Series B medium-term notes, of our reports dated as follows:

AMB Property Corporation                                   January 22, 2002
AMB Property, L.P.                                         January 22, 2002
Beacon Centre Portfolio                                    June 30, 2000
J.A. Green Portfolio                                       April 7, 2000
Magnum Realty Corp. Portfolio                              April 7, 2000
AFCO Portfolio                                             March 24, 2000
AFCO Investors Portfolio                                   March 24, 2000
AFCO Cargo I Associates L.P. Portfolio                     March 24, 2000
WEST*PAC Portfolio                                         March 24, 2000
WOCAC Portfolio                                            November 3, 1999
Columbia Business Center                                   June 11, 1999
Manekin Portfolio                                          June 11, 1999
Technology Park II Portfolio                               June 11, 1999
Miami Airport Business Center                              June 8, 1999
Junction Industrial Park                                   May 17, 1999

and to all references to our Firm included in this registration statement.

San Francisco, California   ARTHUR ANDERSEN LLP
April 22, 2002